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                         INDEPENDENT AUDITOR'S CONSENT
                         -----------------------------



We consent to the use in the Registration Statement and Prospectus of Avert, Inc., of our report dated February 16, 1996, accompanying the financial statements of Avert, Inc., contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the headings "Selected Financial Data" and "Experts" in the Prospectus.



HEIN + ASSOCIATES LLP



Denver, Colorado
October 21, 1996